As filed with the Securities and Exchange Commission on December 19, 2005
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VSUS TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	43-2033337
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

902 Clint Moore Road, Suite 138
Boca Raton, Florida 33487

(Address of Principal Executive Offices)

VSUS Technologies Incorporated
Amended and Restated 2003 Stock Option Plan

(Full title of the plans)

Steven Goldberg
Chief Financial Officer
902 Clint Moore Road, Suite 138
Boca Raton, Florida 33487
(561) 994-0800

(Name, address and telephone number of agent for service)

Copies To:

Jeffrey A. Rinde, Esq.
Hodgson Russ LLP
60 East 42nd Street, 37th Floor
New York, New York 10165
(212) 661-3535

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock, $.001 par value per share	20,000,000	$0.2975	$5,950,000	$636.65

(1)
Pursuant to Rule 416(c) of the Securities Act of 1933, as amended, represents the maximum number of additional shares of Common Stock which could be purchased upon the exercise of stock options which may hereafter be granted under the registrant’s 2003 Stock Option Plan (the "Plan"), as a result of an amendment to such Plan, authorized by the board of directors of the registrant as of December 12, 2005, increasing the number of stock options authorized for grant from 15,000,000 to 35,000,000.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, includes an indeterminate number of shares which may be issuable by reason of a stock dividend, stock split, recapitalization or other similar event as provided for in the Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the closing bid price of $0.29 and closing asked price of $0.305 of the registrant's Common Stock on the OTC Bulletin Board on December 13, 2005, as the exercise price for the stock options to be granted in the future and the prices at which shares will be purchased in the future are not currently determinable.

(4)
In accordance with general Instruction E to Form S-8, a filing fee is being paid only with respect to the securities being registered pursuant to this registration statement. Other shares of the registrant's Common Stock to be issued and sold pursuant to the above-referenced Plan were previously registered and the registration fee with respect to those securities has previously been paid.

STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES

On December 12, 2005, our board of directors authorized and adopted an amendment to our 2003 Stock Option Plan (the "Plan"), to increase the number of stock options authorized for grant thereunder from 15,000,000 to 35,000,000. This registration statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering the 20,000,000 additional shares of our Common Stock, $0.001 par value per share, underlying stock options which may hereafter be granted to participants under the Plan, as amended. Following the registration of the additional 20,000,000 shares under this Registration Statement, a total of 35,000,000 shares will be registered under the Plan, as amended.

Pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8 we previously filed with the Securities and Exchange Commission (the "Commission"), on May 3, 2005 (Registration No. 333-124579), are incorporated herein by reference. Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” information into this document, which means that we can disclose important information to you by referring you to other documents filed separately with the Commission. The information incorporated by reference is considered part of this document, except for any information superseded by information contained directly in this document or in later filed documents incorporated by reference in this document.

Except as otherwise provided herein, the contents of our registration statement on Form S-8 (Registration No. 333-124579), filed with the Commission on May 3, 2005, is incorporated by reference herein, including the description of our Common Stock contained in Part II, Item 4 thereof.

In addition, this document incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important business and financial information about us that is not included in or delivered with this document.

VSUS Technologies Incorporated	Period

Annual Report on Form 10-KSB	Year ended December 31, 2004

Current Report on Form 8-K	January 12, 2005

Current Report on Form 8-K	January 28, 2005

Quarterly Report on Form 10-QSB	Quarter ended March 31, 2005

Current Report on Form 8-K	April 14, 2005

Current Report on Form 8-K	May 13, 2005

Current Report on Form 8-K	May 26, 2005

Quarterly Report on Form 10-QSB	Quarter ended June 30, 2005

Amended Quarterly Report on Form 10-QSB/A	Quarter ended June 30, 2005

Current Report on Form 8-K	September 2, 2005

Current Report on Form 8-K	September 9, 2005

Quarterly Report on form 10-QSB	Quarter ended September 30, 2005

We also incorporate by reference additional documents that may be filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering. These include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements. Any statement contained in a document incorporated, or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits

Exhibit Number	Description of Exhibit

4.1	Amended and Restated 2003 Stock Option Plan(1)

5.1	Opinion of Hodgson Russ LLP(1)

23.1	Consent of Brightman Almagor & Co.(1)

23.2	Consent of Hodgson Russ LLP (included in Exhibit 5.1 hereof)(1)

24.1	Power of attorney (included in the signature page of Part II of this Registration Statement)(1)
_____________________
(1)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on December 19, 2005.

VSUS TECHNOLOGIES INCORPORATED

By:	/s/ Steven Goldberg
Steven Goldberg Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Accounting Officer, and Authorized Signatory)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Goldberg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Steven Goldberg	Chief Financial Officer and	December 19, 2005
Steven Goldberg	Director (Principal Executive Officer, Principal Financial Officer and Accounting Officer)

/s/ Krishna Guda	Director	December 19, 2005
Krishna Guda

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated 2003 Stock Option Plan(1)

5.1	Opinion of Hodgson Russ LLP(1)

23.1	Consent of Brightman Almagor & Co.(1)

23.2	Consent of Hodgson Russ LLP (included in Exhibit 5.1 hereof)(1)

24.1	Power of attorney (included in the signature page of Part II of this Registration Statement)(1)
_____________________
(1)	Filed herewith